Registration Statement No. 333-171231

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Grand Place/Grote Markt 1

1000 Brussels, Belgium

(Address of Principal Executive Offices)

Long-Term Incentive Plan Relating to Shares of Anheuser-Busch InBev – 30 November 2010

Long-Term Incentive Plan Relating to American Depositary Shares of Anheuser-Busch InBev – 30 November 2010

(Full Title of the Plans)

John Blood

Anheuser-Busch InBev SA/NV

250 Park Avenue

New York, New York 10017

Tel. No.: (212) 573-4366

(Name, Address and Telephone Number of Agent for Service)

Copies to:

George H. White

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Tel. No.: 011-44-20-7959-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

Contemporaneously with the filing of this Post-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-8 (File No. 333-171231) (the “Prior Registration Statement”), Anheuser-Busch InBev SA/NV, a public limited liability company organized and existing under Belgian law (“Anheuser-Busch InBev”), is filing with the Securities and Exchange Commission (the “Commission”), a new Registration Statement on Form S-8 (the “New Registration Statement”). The Prior Registration Statement was filed with the SEC on December 17, 2010.

The New Registration Statement relates to the registration of 7,400,000 ordinary shares without nominal value (“Ordinary Shares”) of Anheuser-Busch InBev, pursuant to the Long-Term Incentive Plan Relating to Shares of Anheuser-Busch InBev – 30 November 2011 and the Long-Term Incentive Plan Relating to American Depositary Shares of Anheuser-Busch InBev – 30 November 2011 (the “New Plans”). The registration of 7,400,000 Ordinary Shares includes 6,150,000 Ordinary Shares that were previously registered under the Prior Registration Statement (the “Carryover Shares”) but not used, pursuant to the Long-Term Incentive Plan Relating to Shares of Anheuser-Busch InBev – 30 November 2010 and the Long-Term Incentive Plan Relating to American Depositary Shares of Anheuser-Busch InBev – 30 November 2010 (the “Prior Plans”). Anheuser-Busch InBev desires to have the Carryover Shares included among the Ordinary Shares whose offer under the New Plans is registered under the New Registration Statement. Following the filing of this Amendment, the Carryover Shares will no longer be available for new awards under the Prior Plans.

Consequently, in accordance with the principles set forth in Interpretation 89 under Section G, “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Commission (July 1997 as supplemented) and Instruction E to Form S-8, (1) Anheuser-Busch InBev is registering the Carryover Shares from the Prior Plans by means of the New Registration Statement, (2) the registration fee of $24,993.15 (out of a total registration fee of $44,374.98) that is allocable to the Carryover Shares, which Anheuser-Busch InBev paid to the Commission in connection with the Prior Registration Statement, is carried over to the New Registration Statement, and (3) the Prior Registration Statement is being amended on a post-effective basis following which, the Carryover Shares will no longer be available for new awards under the Prior Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Anheuser-Busch InBev SA/NV, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Leuven, Belgium on December 21, 2011.

Anheuser-Busch InBev SA/NV

By:	/s/ Benoit Loore
Name:	Benoit Loore
Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on December 21, 2011.

Signature:	Title:

*	Chief Executive Officer
Carlos Brito	(principal executive officer)

*	Chief Financial Officer
Felipe Dutra	(principal financial and accounting officer)

*	Director
Stéfan Descheemaeker

*	Director
Peter Harf

*	Director
Marcel Hermann Telles

*	Director
Jorge Paulo Lemann

*	Director
Grégoire de Spoelberch

*	Director
Kees J. Storm

*	Director
Roberto Moses Thompson Motta

*	Director
Alexandre Van Damme

*	Director
Carlos Alberto da Veiga Sicupira

*	Director
Mark Winkelman

*	Authorized Representative in the United States
John Blood

*By:	/s/ Benoit Loore
Benoit Loore
Attorney-in-Fact

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